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                                                                    EXHIBIT 10.6

                               SEVERANCE AGREEMENT



         AGREEMENT between Packaged Ice, Inc., a Texas corporation ("Company") and Leonard A. Bedell ("Bedell") dated as of June 1, 2001.

         WHEREAS, subject to the terms and conditions of this Agreement, Bedell and the Company have agreed that Bedell's employment with the Company would terminate and the Company would pay severance compensation to Bedell; and

         WHEREAS, as a material part of this Agreement, Bedell has agreed to voluntarily resign his employment with the Company and its subsidiaries, and his positions as Senior Vice President - Special Projects of the Company and its subsidiaries, effective July 1, 2001; for the purposes of this Agreement, the defined term "Company" shall include Packaged Ice, Inc. and all of its subsidiaries; and

         WHEREAS, the parties wish to eliminate any questions concerning their mutual obligations with respect to, and arising out of Bedell's resignation from his positions with the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties agree as follows:

         1. Bedell hereby resigns, and the Company hereby accepts, Bedell's resignation from his position as Senior Vice President - Special Projects of the Company effective July 1, 2001 (the "Termination Date"). Such resignation shall be deemed to also constitute Bedell's resignation as an officer of any related companies. Bedell shall also be deemed to have resigned from all other positions, titles and duties held by him by reason of his association with the Company.

         2. For a period commencing July 1, 2001 and ending June 30, 2002, the Company will pay Bedell the sum of $14,583.34 per month, less any applicable withholding taxes. This sum will be paid in accordance with the Company's now existing regular payroll schedule for its executives. In the event of Bedell's death or disability prior to June 30, 2002, this compensation will continue without interruption. Payment would be made to Bedell's personal representative in the event of his death or disability.

         3. Until the earlier of (i) June 30, 2002 or (ii) the date on which Bedell is employed elsewhere with medical benefits, the Company will continue to pay the full-premium cost of continuing the enrollment of Bedell and his current dependents in the Company's group health plan provided that Bedell will still be required to pay his portion of the dependent care coverage as required of employees under the current group health plan. Thereafter, for a period of six additional months, Bedell shall have the right to purchase health coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), in the manner and on the schedule specified in the COBRA instructions the Company will be furnishing to him.

         4. Within 30 days following the date hereof, the Company will pay Bedell for any vacation he has earned but has not used as of the effective date of his resignation, to the extent the same has not already been paid.

         5. On or before September 30, 2001, the Company will pay Bedell an amount equal to the unvested portion of matching 401(k) contributions made by the Company on Bedell's behalf as of June 30, 2001, plus 36% of such amount.

         6. The Company agrees to grant to Bedell a stock option to acquire 4,800 shares of common stock at a price per share equal to the closing price on March 30, 2001 pursuant to the 1998 Stock Option Plan.

         7. Except as provided in Sections 2, 3, 4, 5 and 6 of this Agreement, the Company shall have no obligation to make any other payments or provide any other benefits to Bedell on or after the



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                  Termination Date. The parties agree that this Section 7 shall supersede any provisions to the contrary set forth in any employment agreement.

         8. Notwithstanding Bedell's resignation, the Company will honor and shall otherwise cause to be honored its grants of non-qualified options to Bedell (including the grant referred to in Section 6 hereof), which shall remain in full force and effect, but

                           (a) Bedell's right to such option shares shall be deemed fully (100%) vested on June 30, 2002, assuming Bedell has complied fully with the terms of this Agreement and no other event has caused said options to vest sooner in accordance with the terms and conditions of the respective option agreement;

                           (b) Bedell (or his heirs and assigns) shall be permitted to exercise the options through June 30, 2003 at which time all unexercised options will expire;

                           (c) except as stated herein, the grants of options shall remain subject to all terms and conditions set forth in the applicable stock option plans and stock option agreements. Such plan and agreements shall be considered amended for all purposes to the extent inconsistent with the terms hereof.

         9. Bedell confirms that he has delivered and returned to the Company any and all property of the Company (including but not limited to laptops computers, files, records, computer disks and related materials, office access keys and office equipment) in good condition, ordinary wear and tear excepted.

         10. Bedell will refrain from disparaging the Company or its services, products, directors, agents, or employees in any manner, and from any other action that may lead to the impairment of the Company's reputation and good standing in the community and industry, or that may interfere with its relationships with others with whom it does business, or with its customers or employees, except as may be necessary to comply with a valid order, subpoena or law and after reasonable notice has been given to the Company that Bedell is or may become under a legal duty to make disparaging remarks, opinions or disclosures. The Company's officers and directors will refrain from disparaging, in any manner, Bedell's personal or business reputation or standing in the community and industry, and, subject to Section 14 below, from interfering with Bedell's pursuit of other gainful employment, except as may be necessary to comply with a valid order, subpoena or law and after reasonable notice has been given to Bedell that the Company is or may become under a legal duty to make disparaging remarks, opinions or disclosures.

         11. Bedell will cooperate fully with the Company and its attorneys concerning any current or future litigation or other legal matter affecting the Company, to the extent that Bedell has or may have knowledge of facts pertaining thereto. The Company will strive to minimize the amount of time required of Bedell, if any, for this purpose. Bedell will be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. In addition, after July 1, 2001, Bedell will be compensated at a rate of $100 per hour, or $1,000 per day unless an alternative mutually acceptable agreement is negotiated.

         12. Bedell does, for himself and his heirs, agents, executors, administrators, and assigns hereby RELEASE and FOREVER DISCHARGE the Company and its directors, officers, employees, agents, successors, assigns, and affiliated entities from any and all claims, actions, and causes of action of whatever kind or nature, which he may now have or ever may have had against the said releasees, whether known or unknown to him, such as may have arisen in whole or in part at any time prior to the execution of this Agreement. The claims being waived by virtue of this Agreement include, but are not limited to those arising under

                  o        The Age Discrimination in Employment Act, 29 U.S.C.
                           Section 621, et seq.;

                  o        The Americans with Disabilities Act, 42 U.S.C.
                           Section 12101, et seq.;



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                  o        The Family & Medical Leave Act, 29 U.S.C. Section
                           2601, et seq.;

                  o Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq.;

                  o        The Texas Commission on Human Rights Act, Labor Code
                           Section 21.001, et seq.;

                  o        Chapter 451, Texas Labor Code; and

                  o The common or statutory laws of the United States or the State of Texas, whether in tort or in contract, and SPECIFICALLY INCLUDING ANY CLAIM BEDELL MIGHT MAKE FOR NEGLIGENCE.

                  Bedell also promises that he will not file any sort of lawsuit or claim against the releasees in any court of law or with any federal, state or local governmental agency. The claims released hereby do not include any obligations of the Company under this Agreement.

         13. The Company does, for itself and its directors, officers, employees, agents, successors, assigns, and affiliated entities hereby RELEASE and FOREVER DISCHARGE Bedell and his heirs, agents, executors, administrators, and assigns from any and all claims, actions, and causes of action of whatever kind or nature, which it may now have or ever may have had against the said releasees, whether known or unknown to the Company, such as may have arisen in whole or in part at any time prior to the execution of this Agreement. The claims being waived by virtue of this Agreement include, but are not limited to ANY CLAIMS THE COMPANY MIGHT MAKE FOR NEGLIGENCE. The Company also promises that it will not file any sort of lawsuit or claim against the releasees in any court of law or with any federal, state or local governmental agency. The claims released hereby do not include any obligations of Bedell under this Agreement.

         14. Until July 1, 2002, Bedell, without the prior written permission of the Chief Executive Officer of the Company, shall not, anywhere in the United States of America (i) be employed by, or render any services to, any person, firm or corporation engaged in ice manufacturing and distribution or cold storage businesses ("Competitive Business"); (ii) engage in any Competitive Business for his own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity (except ownership of up to 4.9% of the common stock of a publicly traded entity engaged or having an interest in a Competitive Business); (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who is employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship.

                  As a result of Bedell's prior employment with the Company, he has obtained secret and confidential information (and as a result of this Agreement, Bedell will obtain secret and confidential information) concerning the business of the Company and its subsidiaries and affiliates (referred to collectively as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information"). Bedell agrees that he will not at any time divulge to any person or entity any Confidential Information obtained or learned by him as a result of his



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                  employment with the Company, except (i) with the Company's express written consent; (ii) to the extent that any such information is in the public domain other than as a result of Bedell's breach of any of his obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process.

15. In the event Bedell materially breaches this Agreement, Bedell agrees that all unexercised stock options in the Company held by him shall terminate, it being understood that new grants, vesting and extended exercise periods are in consideration of Bedell's covenants and agreements hereunder. Notwithstanding the foregoing, the Company shall have all other rights and remedies to which it is entitled under law in the event Bedell breaches this Agreement.

         16. For a period of one year commencing July 1, 2001, Bedell agrees to provide consulting on an as needed basis. Telephonic consulting of up to one-half hour per call will be at no additional consideration. Such telephone consulting must be arranged so as not to interfere with Bedell's schedule. Time spent in excess of the above telephone consulting will be billed at $100 per hour, up to a maximum of $1,000 per day. All out of pocket expenses, including, without limitation, travel, long distance telephone charges, facsimile charges, delivery charges, copy and reproduction costs will be reimbursed by the Company in accordance with its normal and customary reimbursement policies and procedures. In addition, the Company agrees to allow Bedell to maintain a voice mail phone line for one year.

         17. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, any waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         18. This Agreement contains the complete and exclusive expression of all promises and representations made between the parties. Except as stated above, this Agreement supersedes and replaces all prior agreements and understandings between the parties, both written and oral. No additional or contrary promise or representation, or any amendments to this Agreement, shall be binding upon either party unless reduced to writing and signed by Bedell and a duly authorized officer of the Company on a date subsequent to the date of execution of the present Agreement.

         19. Bedell acknowledges that, with reference to the execution of this Agreement,

                  o The consideration to be received by Bedell pursuant to this Agreement exceeds that which is owed to him by law;

                  o Bedell has been advised in writing to consult with an attorney prior to executing this Agreement;

                  o Bedell has waived any right to consider this Agreement for 21 days; and

                  o Bedell understands that, for a period of seven (7) days following his execution of this Agreement, he may revoke it, and that the agreement created by this document shall not become effective or enforceable until after seven (7) days.

         20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         21. Nothing contained in this Agreement shall be construed in any way as an admission by the



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                  Company or Bedell that either of them has acted wrongfully with respect to the other or with respect to any other person, and each party specifically disclaims any liability to, or wrongful acts against, the other, on the part of themselves or their representatives, affiliates, associates, employees or agents.

         22. Neither party may assign this Agreement to anyone without the express prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that the Company may assign this Agreement to a successor by merger or sale of substantially all of the Company's business. Upon any such assignment by the Company, the Company shall remain liable for its obligations hereunder and the successor or assignee shall expressly assume such obligations. This Agreement shall inure to the benefit of Bedell's heirs or legatees upon his death or disability and to the benefit of any permitted assigns.

         23. This Agreement shall survive the death or disability of Bedell and all the rights and entitlements of Bedell under this Agreement and any relevant option plans and agreements shall inure to the benefit of Bedell's personal representatives, heirs, administrators and executors and shall be binding on the Company and its successors and assigns.

         IN WITNESS WHEREOF, the parties have affixed their signatures in the spaces provided on this 5th day of June, 2001.

PACKAGED ICE, INC.



By:      /s/ Jimmy C. Weaver                           /s/ Leonard A. Bedell
   ----------------------------------------       ------------------------------
Name:      Jimmy C. Weaver                             LEONARD A. BEDELL
      -------------------------------------
Title:     President & COO
        -----------------------------------





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